FOR IMMEDIATE RELEASE
For more information, please contact:

Paul Miller, Chief Financial Officer    Doris Banchik, Investor Relations    Kimberly Kraemer
Claimsnet.com inc.                      Banchik & Associates                 McKesson HBOC, Inc.
(800) 356-1511                          (805) 688-2340                       (415) 983-8416
pwmiller@claimsnet.com                  dbanchik@silcom.com



           MCKESSON HBOC, INC. SIGNS MASTER LICENSING AGREEMENT FOR
            CLAIMSNET.COM'S INTERNET CLAIMS PROCESSING TECHNOLOGY

   TO RAPIDLY CO-DEVELOP A POWERFUL MCKESSON HBOC INTERNET CLAIMS PROCESSING
                 SERVICE FOR INDEPENDENT PHYSICIAN PRACTICES


DALLAS AND SAN FRANCISCO, - November 15, 1999 - Claimsnet.com inc. (NASDAQ:
CLAI; BSE: CLA) a leading applications service provider (ASP) for online healthcare transaction processing, today announced that McKesson HBOC, Inc. (NYSE: MCK) has signed a three-year, master licensing agreement for Claimsnet.com's proprietary Internet claims processing technology. McKessonHBOC is the leading provider of information technology services in the worldwide healthcare market. Under the terms of the agreement, Claimsnet.com will be integrating its proprietary Internet-based claims processing technology into selected McKessonHBOC's electronic commerce solutions, for the purposes of better serving the claims processing needs of the independent physician practice market.

While the specific terms of the agreement were not released, Claimsnet.com will be receiving a one-time development fee in addition to licensing fees, subscription fees and transaction fees throughout the three-year term of the license. In conjunction with this agreement, Claimsnet.com granted McKessonHBOC a warrant to purchase up to ten percent of the current outstanding common shares of Claimsnet.com, on a fully diluted basis.

Claimsnet.com's leading Internet-based claims processing technology allows for the most rapid, secure and cost-effective transmission of patient claims in the United States today. It is Y2K compliant and meets or exceeds all of the requirements of the HCFA Internet Security Policy. It accepts standard output from a provider organization's existing practice management system thereby enhancing the practice's IT investment. The master licensing agreement issued to McKessonHBOC includes claims processing and patient statement technology.


                                   - MORE -

"Claimsnet.com's Internet-based technology complements our existing e-commerce capabilities for the physician practice market," said David Mahony, co-chief executive officer for McKessonHBOC. "It also gives us exciting new offerings that will expand our footprint in the small practice market with competitively priced solutions that connect physicians with health plans and payors."

"We are very pleased with this extraordinary business development and feel that this event, above all else to date, verifies the distinct advantages of our Internet technology for the healthcare provider market. McKessonHBOC is the healthcare information system industry giant, with the largest share of the worldwide provider market", commented Bo W. Lycke, chairman and chief executive officer of Claimsnet.com. "The combination of our technology and McKessonHBOC's muscle in the healthcare information systems market represents a very powerful force with which to penetrate the physician practice market. We certainly look to this master license as the beginning of our relationship with McKessonHBOC, as the potential synergies between the companies are extensive."

San Francisco-based, McKessonHBOC, Inc. is a Fortune 60 corporation and the world's largest supply management and healthcare information technology company. McKessonHBOC provides supply management and information technologies across the entire continuum of healthcare, including market-leading businesses in pharmaceutical and medical-surgical distribution, automation, information technology and outsourcing services for healthcare providers and payers. More information about McKessonHBOC is available at www.mckhboc.com.

Claimsnet.com inc. is a leading applications service provider (ASP) for online healthcare transaction processing for the medical and dental industries. Headquartered in Dallas, Texas, Claimsnet.com offers a proprietary system that is distinguished by its pure Internet technology, ease of use, customer care, security and measurable cost advantages. Claimsnet.com trades on the Nasdaq SmallCap under the symbol CLAI and on the Boston Stock Exchange under the symbol CLA. More information on Claimsnet.com can be found at www.claimsnet.com.

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of management and are subject to a number of risk factors and uncertainties that could cause actual results for performance of the company to differ materially from those described herein. These expectations are based in part upon judgments with respect to, among other things, future economic, political, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate.

                                      ###